Exhibit 3.1(iv)

AMENDED AND RESTATED

BYLAWS

OF

COTT BEVERAGES INC.

-i-

TABLE OF CONTENTS

(continued)

-ii-

AMENDED AND RESTATED

BYLAWS

OF

COTT BEVERAGES INC.

ARTICLE I. OFFICES

Section 1. Principal Office. The principal office of the corporation shall be located at such place whether within or without the State of Georgia or the United States as may be fixed from time to time by the Board of Directors.

Section 2. Other Offices. Branch offices and other places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business, whether within or without the state of Georgia.

ARTICLE II. SHAREHOLDERS’ MEETINGS

Section 1. Meetings, Where Held. Any meeting of the shareholders of the corporation may be held at any place the shareholders may designate whether within or without the State of Georgia or the United States.

Section 2. Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on such date and at such place whether within or without the State of Georgia or the United States as the Board shall determine; provided, that if the Board shall in any year fail to designate a time and place, then such annual meeting shall be held at the place specified for the annual meeting of the shareholders of the corporation’s parent company at a time immediately following the completion of the meeting of said shareholders. At an annual meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which by law are required to be stated in the notice of the meeting.

Section 3. Special Meetings. A special meeting of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors, or one or more shareholders holding not less than one-half (or such lesser number as may be required by law) of the voting power of the corporation. Such a call for a special meeting must state the purpose of the meeting.

Section 4. Notice of Meetings. Unless waived, written notice stating the place, day and hour of each meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder not less than ten days (or not less than any such other minimum period of days as may be prescribed by law) nor more than sixty days before the date of the meeting either personally or by first class mail by the person(s) calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at the shareholder’s last known address. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by law. If the corporation has more than five hundred (500) shareholders entitled to vote at a meeting of shareholders, notice may be mailed by other than first class mail if the notice is mailed not less than thirty (30) days before the date of the meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date.

Section 5. Waiver of Notice. Notice of any meeting may be waived by my shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except when a shareholder attends solely for the purpose of stating such objection(s) at the beginning of the meeting to the transaction of business at such meeting.

Section 6. Quorum, Voting and Proxy. A majority of the issued and outstanding shares of the corporation entitled to vote at a shareholders’ meeting represented in person or by proxy shall constitute a quorum at a shareholders’ meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the issued and outstanding shares of such class or series shall constitute a quorum for the transaction of such item. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes or series is required by the Articles of Incorporation or by law. The subsequent withdrawal of shareholders so as to reduce the number of shares entitled to vote at the meeting below the number required for quorum shall not affect the validity of an action taken at the meeting or any adjournment thereof.

Unless otherwise provided in the Articles of Incorporation or in these Bylaws, each common shareholder shall be entitled to one vote for each share of voting common stock owned. Any shareholder who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of such shareholder’s other rights, by one or more agents, who may be either an individual or individuals or any domestic or foreign corporation, authorized by a written proxy executed by such person or by such person’s attorney-in-fact. A telegram, cablegram or e-mail message transmitted by a shareholder shall be deemed a written proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it, except as made irrevocable under the provisions of applicable law. If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 7. Voting Shares Held by Certain Shareholders. Shares standing in the name of another corporation may be voted by either the president of such corporation or by proxy appointed by him unless the board of directors of such corporation should determine otherwise in which event any other person authorized to vote such shares shall produce a certified copy of resolutions of such board so indicating.

Shares held by an administrator, executor, guardian, conservator or committee may be voted by him either in person or by proxy without transfer of such shares into his name. As to a trustee, shares standing in the name of the trustee may be voted by him but no trustee shall be entitled to vote shares held by him without a transfer of such into his name.

Shares standing in the joint name of three or more fiduciaries shall be voted in the manner determined by the majority of such fiduciaries unless an instrument or order appointing such fiduciary otherwise directs.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

Shareholders whose shares are pledged shall be entitled to vote such shares until such shares have been transferred on the stock transfer books of the corporation into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 8. No Meeting Necessary, When. Any action required by law or permitted to be taken at any shareholders’ meeting may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by (a) all persons who would be entitled to vote at a meeting all the shares entitled to be voted with respect to the subject matter thereof or (b) if so provided in the Articles of Incorporation, by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted, provided that action by less than a unanimous written consent may not be taken with respect to the election of directors as to which shareholders would be entitled to cumulative voting.

Notice shall be given within ten (10) days of the taking of the corporation’s action without a meeting by less than unanimous written consent to those shareholders on the record date whose shares were not represented on the written consent. For purposes of written consent by the shareholders the record date shall be the date when the consent is first executed and action shall be deemed taken when executed by the last necessary signature. A written consent shall have the same force and effect as a vote at a meeting of the shares represented on the executed consent and may be stated as such in any articles or documents filed with the Secretary of State, provided that such articles or documents shall also state, if applicable, that the notice or other information required by applicable law has been given.

ARTICLE III. BOARD OF DIRECTORS

Section 1. Functions and Definitions. The business and affairs of the corporation shall be managed by a governing board, which is herein referred to as the “Board of Directors” or “directors” notwithstanding that only one director may legally constitute the Board. The use of the phrase “entire Board” or “full Board” in these Bylaws refers to the total number of directors which the corporation would have if there were no vacancies.

Section 2. Qualifications of Number. Each director shall be of majority age. A director need not be a shareholder, a citizen of the United States or a resident of the state in which the corporation is incorporated. The precise number of directors may be fixed by a resolution of the shareholders from time to time. In the absence of such a resolution, the number of directors shall be fixed at three (3). Except as permitted by Section 9 of this Article III, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3. Election and Tenure. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. At each annual meeting of the shareholders, directors shall be elected, and each shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death.

Section 4. Powers. The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interests of the corporation, subject to the terms of the Articles of Incorporation, these Bylaws, and any valid shareholders’ agreement, and such policies and directions as may be prescribed from time to time by the shareholders.

Section 5. Meetings. The annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the shareholders, on the same date and at the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, or by any two or more directors. The Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other; and participation in such a meeting pursuant to this Section 5 shall constitute presence in person at such meeting.

Section 6. Notice and Waiver; Quorum. Notice of any special meeting of the Board of Directors shall be given to each director personally or by mail, e-mail, telegram or cablegram addressed to him at his last known address, at least two days prior to the meeting. Such notice may be waived in writing, either before or after the meeting; and the attendance of a director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. A majority of the number of Directors, set in accordance with the Articles of Incorporation or these Bylaws, shall constitute a quorum at any directors’ meeting.

Section 7. No Meeting Necessary, When. Any action required by law or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the directors. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

Section 8. Voting. At all meetings of the Board of Directors each director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the directors present.

Section 9. Removal, Resignation. Any one or more directors or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at any shareholders’ meeting with respect to which notice of such purpose has been given.

A director may resign from the Board of Directors at any time by giving written signed notice to the President or Secretary of the corporation unless otherwise specified herein. The acceptance by the corporation of such resignation shall not be necessary to make it effective.

Section 10. Vacancies. Unless the shareholders by resolution have otherwise provided, any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by the sole remaining director, as the case may be, or by the shareholders if the vacancy is not so filled or if no director remains, and when so filled each such appointee shall serve for the unexpired term of the director to whose place he succeeds.

Section 11. Dividends. The Board of Directors may, as they deem expedient, and as provided by law, declare dividends payable in cash or other property; and, the Board of Directors may make such additional distributions as are allowed by law and/or provided in the Articles of Incorporation.

Section 12. Committees. In the discretion of the Board of Directors, said Board from time to time may elect or appoint, from its own members, an Executive Committee or such other committee or committees as said Board may see fit to establish. Each such committee shall consist of one or more directors, and each shall have and may exercise such authority and perform such functions as the Board by resolution may prescribe within the limitations imposed by law.

Section 13. Officers, Salaries and Bonds. The Board of Directors shall elect all officers of the corporation and fix their compensation, unless pursuant to resolution of the Board the authority to fix compensation is delegated to the President. The fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing the same. The Board of Directors may or may not, in their discretion, require bonds from either or all of the officers and employees of the corporation for the faithful performance of their duties and good conduct while in office.

Section 14. Compensation of Directors. Directors, as such, shall be entitled to receive such fees and expenses, if any, for attendance at each regular or special meeting of the Board and any adjournments thereof, as may be fixed from time to time by resolution of the Board, and such fees and expenses shall be payable even though an adjournment be had because of the absence of a quorum; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Members of either standing or special committees may be allowed such compensation as may be provided from time to time by resolution of the Board for attending committee meetings.

ARTICLE IV. OFFICERS

Section 1. Selection. The Board of Directors at each annual meeting shall elect or appoint a President (who shall be a director), a Secretary and a Treasurer, each to serve for the ensuing year and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board (who must also be a director) and/or one or more Vice Presidents and, also may elect or appoint one or more Assistant Vice Presidents and/or one or more Assistant Secretaries and/or one or more Assistant Treasurers. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Executive Vice President, First Vice President, Second Vice President, etc., according to seniority or rank, and any person may hold two or more offices.

Section 2. Removal, Vacancies. Any officers of the corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

An officer of the corporation may resign from his office by giving written, signed notice to the President or Secretary of the Corporation unless otherwise specified herein. Acceptance by the corporation of such resignation shall not be necessary to make it effective.

Section 3. Chairman of the Board. The Chairman of the Board of Directors, when and if elected, shall whenever present, preside at all meetings of the Board of Directors and at all meetings of the shareholders. All references to the Chairman of the Board in these Bylaws shall be understood to be effective only when this office has been filled pursuant to this Article. The Chairman of the Board of Directors shall have all the powers of the President in the event of his absence or inability to act, or in the event of a vacancy in the office of the President. The Chairman of the Board of Directors shall confer with the President on matters of general policy affecting the business of the corporation and shall have, in his discretion, power and authority to generally supervise all the affairs of the corporation and the acts and conduct of all the officers of the corporation, and shall have such other duties as may be conferred upon the Chairman of the Board by the Board of Directors.

Section 4. President. If there be no Chairman of the Board elected, or in his absence, the President shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The immediate supervision of the affairs of the corporation shall be vested in the President. It shall be his duty to attend constantly to the business of the corporation and maintain strict supervision over all of its affairs and interests. He shall keep the Board of Directors fully advised of the affairs and condition of the corporation, and shall manage and operate the business of the corporation pursuant to such policies as may be prescribed from time to time by the Board of Directors. The President shall, subject to approval of the Board, hire and fix the compensation of all employee and agents of the corporation other than officers, and any person thus hired shall be removable at his pleasure.

Section 5. Vice President. Any Vice President of the corporation may be designated by the Board of Directors to act for and in the place of the President in the event of sickness, disability or absence of said President or the failure of said President to act for any reason, and when so designated, such Vice President shall exercise all the powers of the President in accordance with such designation. The Vice President(s) shall have such duties as may be required of, or assigned to, them by the Board of Directors, Chairman of the Board or the President.

Section 6. Secretary. It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and directors of meetings as provided by these Bylaws; and to perform such other duties as may be prescribed by the Chairman of the Board, President or Board of Directors. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Chairman of the Board, President, Secretary or Board of Directors.

Section 7. Treasurer. The Treasurer shall keep, or cause to be kept the financial books and records of the corporation, and shall faithfully account for its funds, He shall make such reports as may be necessary to keep the Chairman of the Board, the President and Board of Directors fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Chairman of the Board, President or Board of Directors. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Chairman of the Board, President, Treasurer or Board of Directors.

ARTICLE V. CONTRACTS, ETC.

Section 1. Contracts, Deeds and Loans. All contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the Chairman of the Board, the President, any Vice President, or by such other officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or any Assistant Secretary of the corporation.

Section 2. Proxies. The Chairman of the Board, or the President or any vice President shall have full power and authority, on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which this corporation may hold securities, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the corporation might have possessed and exercised if present, including the power and authority to delegate such power and authority to a proxy selected by him. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

ARTICLE VI. CHECKS AND DRAFTS

Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.

ARTICLE VII. STOCK

Section 1. Certificates of Stock. The certificates for shares of capital stock of the corporation shall be in such form as shall be determined by the Board of Directors. They shall be numbered consecutively and entered into the stock book of the corporation as they are issued. Each certificate shall state on its face the state of incorporation of the corporation, the name of the person to whom the shares are issued, the number and class of shares (and series, if any) represented by the certificate and their par value, or a statement that they are without par value. In addition, when and if more than one class of shares shall be outstanding, all share certificates of whatever class shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued by the corporation.

Section 2. Signature; Transfer Agent; Registrar. Share certificates shall be signed by the Chairman of the Board, the President or any Vice President, or the Treasurer or an Assistant Treasurer, and by the Secretary or an Assistant Secretary of the corporation, and shall bear the seal of the corporation or a facsimile thereof. The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the corporation or any class thereof, and when any share certificate is countersigned by a transfer agent or registered by a registrar, the signature of any officer of the corporation appearing thereon may be a facsimile signature. In case any officer who signed, or whose facsimile signature was placed upon, any such certificate shall have died or ceased to be such officer before such certificate is issued, it may nevertheless be issued with the same effect as if he continued to be such officer on the date of issue.

Section 3. Stock Book. The corporation shall keep at its principal office, or at the office of its transfer agent, wherever located, with a copy at the principal office of the corporation, a book, to be known as the stock book of the corporation, containing in alphabetical order the name of each shareholder of record, together with his address, the number of shares of each kind, class or series of stock held by him and his social security number. The stock book shall be maintained in current condition. The stock book, including the share register, or the duplicate copy thereof maintained at the principal office of the corporation, shall be available for inspection and copying by any shareholder at any meeting of the shareholders upon request, or at other times upon the written request of any shareholder or holder of a voting trust certificate. The stock book may be inspected and copied either by a shareholder or a holder of a voting trust certificate in person, or by their duly authorized attorney or agent. The information contained in the stock book and share register may be stored on punch cards, magnetic tape, or any other approved information storage devices related to electronic data processing equipment, provided that any such method, device, or system employed shall first be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by shareholders or for any other proper corporate purpose.

Section 4. Transfer of Stock; Registration of Transfer. The stock of the corporation shall be transferred only by surrender of the certificate and transfer upon the stock book of the corporation. Upon surrender to the corporation, or to any transfer agent or registrar for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for transfer, accompanied by such assurances as the corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities, transferred and the collection of taxes, it shall be the duty of the corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate and record the transactions upon the stock book of the corporation.

Section 5. Registered Shareholders. Except as otherwise required by law, the corporation shall be entitled to treat the person registered on its stock book as the owner of shares of capital stock of the corporation as the person exclusively entitled to receive notification, dividends or other distributions, to vote and to otherwise exercise all the rights and powers of ownership and shall not be bound to recognize any adverse claim.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date.

Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting nor more than fifty (50) days prior to any other action. In each case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise be recognized as shareholders for any other related purpose, notwithstanding any registration of a transfer of shares on the stock book of the corporation after any such record date so fixed.

Section 7. Lost Certificates. When a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation, transfer agent or registrar is not on notice that such certificate had been acquired by bona fide purchaser, a new certificate may be issued upon such owner’s compliance with all of the following conditions, to-wit: (a) He shall file with the Secretary of the corporation, and the transfer agent or the registrar, his request for the issuance of a new certificate, with an affidavit setting forth the time, place, and circumstances of the loss; (b) He shall also file with the Secretary, and the transfer agent or the registrar, a bond with good and sufficient security acceptable to the corporation and the transfer agent or the registrar, conditioned to indemnify and save harmless the corporation and the transfer agent or the registrar from any and all damage, liability and expense of every nature whatsoever resulting from the corporation’s or the transfer agent’s or the registrar’s issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Chairman of the Board, the President, or the Board of Directors of the corporation, and the transfer agent or the registrar shall deem appropriate under the circumstances.

Section 8. Replacement of Mutilated Certificates. A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to duly identify the defaced or mutilated certificate and to protect the corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in Section 7 of this Article VII.

ARTICLE VIII. INDEMNIFICATION

Section 1. General. Under the circumstances prescribed in Sections 3 and 4 of this Article, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to and threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in a manner which he reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Action in the Right of the Corporation. Under the circumstances prescribed in Section 3 and 4 of this Article, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for the negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. Condition to Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Determination by Corporation. Except as provided in Section 3 of this Article and except as may be ordered by a court, any indemnification under Sections 1 and 2 of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion, or (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

Section 5. Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VIII.

Section 6. Nonexclusive Remedy. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, taken at a meeting, the notice of which specified that such bylaw, resolution, or agreement would be placed before the shareholders, both as to action by a director, officer, employee, or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee, or agent pursuant to this section by a corporation with respect to the liabilities of a director: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in O.C.G.A. Section 14-2-832, as amended; or (iv) for any transaction from which the director derived an improper personal benefit.

Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

Section 8. Notice to Shareholders. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, shall deliver either personally or by first-class mail by or at the direction of the President or the

Secretary to its shareholders of record at the time entitled to vote for the election of directors, a written statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation. If mailed, such written statement shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. If the corporation has more than 500 shareholders of record entitled to then vote for the election of directors, it may utilize a class of United States mail other than first class if the written statement is mailed, with adequate postage prepaid, not less than 30 days before the expiration of the fifteen-month period beginning on the date of such payment.

Section 9. Miscellaneous. For purposes of this Article VIII, reference to “the corporation” shall include, in addition to the Corporation or the surviving or new corporation, any merging or consolidating corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation, so that any person who is or was a director, officer, employee or agent of such merging or consolidating corporation, or who is or was serving at the request of such merging or consolidating corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity, provided that no indemnification under Sections 1 and 2 of this Article VIII as permitted by this Section 9 shall be mandatory under this Section 9 or any bylaw of the surviving or new corporation without the approval of such indemnification by the Board of Directors or shareholders of the surviving or new corporation, in the manner provided in subparagraphs (1) and (3) of Section 4 of this Article VIII.

Section 10. Instrument of Benefit. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE IX. REIMBURSEMENT BY CORPORATE EMPLOYEES

Any payments made by the corporation which shall be disallowed, in whole or in part, as a deductible expense to the corporation for Federal or State income tax purposes by the Internal Revenue Service, or by the State Revenue Department, shall be reimbursed by the payee to the corporation to the full extent of such disallowance within six (6) months after the date on which the corporation pays the deficiency with respect to such disallowance. It shall be the duty of the Board of Directors of the corporation to enforce payment to the corporation by any such payee for the amount disallowed. The corporation shall not be required to legally defend any proposed disallowance by the Internal Revenue Service or by the State Revenue Department, and the amount required to be reimbursed by such payee shall be the amount, as finally determined by agreement or otherwise, which is actually disallowed as a deduction. In lieu of payment to the corporation by any such payee, the Board of Directors may, in the discretion of the Board, withhold amounts from any future payments to such payee until the amount owed to the corporation has been fully recovered.

ARTICLE X. AMENDMENT

The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new bylaws unless such power is reserved exclusively to the shareholders by the Articles of Incorporation or in bylaws previously adopted by shareholders, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.